UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2017

Frontera Group Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

46-4429598

(I.R.S. Employer Identification No.)

701 S Carson Street, Suite 200

Carson City, NV 89701

 (Address of principal executive offices)   (Zip Code)

Phone: 909-374-5750

Copy of Communications to:

Bernard & Yam, LLP

Attn: Man Yam, Esq.

140-75 Ash Avenue, Suite 2D,

Flushing, NY 11355

Phone: 212-219-7783

Fax: 212-219-3604

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2017, we entered into separate Operating Management Agreement with three Chinese companies including Nanjing Xingfeng Agriculture Ecology Co, Ltd., Guoyang Huadu Properties Co, Ltd., and Xingguo Red World Camellia Oil Co., Ltd. Under these operating management agreements, for the term of 10 years, we will serve as the consultant for these companies to manage their business operations. The services we provide include advice and assistance relating to development of the general business operations; advice on investment, financing, acquisition, disposition and allocation of major assets; advice and assistance in relation to the staffing, including assistance in the recruitment and employment of management personnel, administrative personnel and staff; advice and assistance in relation to research and development and strategic planning. We also have the right to acquire equity ownership in these companies during the term of these agreements. We will receive 20% of their post-tax net profit as our annual compensation under the agreement.

Nanjing Xingfeng Agriculture Ecology Co, Ltd is a limited liability company that operates an 800 acre resort at the suburb of Nanjing city, Jiangsu Province, China. There are fishing ponds, vegetable farms, orchards, livestock ranches, hotel, restaurants, and convention center in the resort. It is a tourist attraction for the residents of Nanjing and neighboring cities. It sells agricultural products including fishes, meats, vegetable, fruits, and grains. It also operates several warehouses to store frozen foods to supply to the city. Each year it receives hundreds of thousands visitors.

Xingguo Red World Camellia Oil Co., Ltd is a natural camellia oil manufacturing company in Xingguo, Jiangxi Province, China. It engages in the business of producing and selling camellia oil, selling sideline products and cosmetic products made from camellia oil. As one of the largest camellia oil manufacturers in Jiangxi Province, it is capable of processing 30,000 tons of camellia seeds and producing 3,000 tons of refined camellia oil per year. It also developed multiple sideline and beauty products from camellia oil including skin cream, body oil and hand lotion.

Guoyang Huadu Properties Co, Ltd operates a large commercial property named “Shang Ju Du” in Guoyang, Anhui Province, China. Shang Ju Du has over 83,000 square meters of finished commercial space and has primarily leased to furniture and construction material companies as its first phase was developed as a “wholesale city of construction materials”. Its second phase, which is currently under development, is intended to focus more on commercial spaces for food industries, agricultural manufacturers and logistic companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Frontera Group Inc

By:   /s/ Gan Ren

              Gan Ren

President, Director, CEO, CFO

Date:    August 11, 2017